UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2023 (June 12, 2023)
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Exicure, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39011	81-5333008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2430 N. Halsted St.
Chicago, IL	60614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	XCUR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02    DEPARTURE OF DIRECTORS OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously disclosed on May 2, 2023, Exicure, Inc. (the “Company”) entered into a Separation and Release Agreement on April 26, 2023 with Matthias Schroff in connection with his retirement from the Company. On June 12, 2023, the Company entered into the First Amendment to the Separation and Release Agreement with Dr. Schroff (the “First Amendment”). Pursuant to the First Amendment, the date of vesting for Dr. Schroff’s existing equity awards and the issuance of additional shares of the Company to Dr. Schroff will occur on June 12, 2023 rather than the three month anniversary of his resignation.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as an Exhibit hereto and incorporated into this report by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	First Amendment to the Separation and Release Agreement of Matthias Schroff, dated June 12, 2023, among Exicure, Inc. and Matthias Schroff
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2023	EXICURE, INC.
(registrant)

	By:	/s/ Jung Sang Kim
Jung Sang Kim
Chief Executive Officer, Chief Financial Officer and President

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